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                                                                       EXHIBIT 3


                             ARTICLES OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                                   MLX CORP.


         MLX CORP., a corporation organized and existing under the laws of the State of Georgia (the "Corporation"), hereby certifies as follows:

         1.   The name  of the  corporation is  MLX  Corp.   The Corporation
    was incorporated on June 18, 1993.

         2. Each of the amendments contained in these Articles of Amendment was unanimously approved on October 16, 1997, by the Corporation's Board
    of Directors and was approved by the  Corporation's  shareholders   in
    accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code ("the Code") on January 19, 1998.

         3. These Articles of Amendment shall become effective at 9:00 a.m. Atlanta, Georgia time on January 20, 1998 (the "Effective Date"). On and after the Effective Date, each issued and outstanding share of Common Stock, par value $0.01 per share, shall automatically be converted into one share of Class A Common Stock, par value $0.01 per share. Each holder of record of shares of Common Stock shall be entitled upon presentation and surrender to the Corporation of the certificate representing such shares held by such holder prior to the Effective
    Date to receive in exchange therefor a certificate representing the same number of shares of Class A Common Stock. Notwithstanding that the certificates evidencing any shares of Common Stock issued and outstanding prior to the Effective Date shall not have been surrendered, all such unsurrendered certificates shall represent one share of Class A Common Stock per each share of Common Stock that they represented prior to the Effective Date.

         4.   The Articles of  Incorporation are hereby  amended as follows:

              (A) Article II of the Articles of Incorporation is hereby deleted in its entirety, and the following is substituted in lieu thereof:

         2.1  CAPITALIZATION.   (A)  The  Corporation shall have authority
    to issue 20,200,000 shares of common stock, of which 20,000,000 shares shall be Class A
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    Common Stock, par value $0.01 per share (the "Class A Common Stock"), and
    200,000 shares shall be Class B Common Stock, par value $0.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), and 2,000,000 shares of preferred stock no par value per share (the "Preferred Stock"). Except as otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and preferences, all dividends declared and all assets of the Corporation upon dissolution, subject to the rights and preferences, if any, of the holders of the Preferred Stock to such dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock.

         (B) The  Board  of  Directors  is  hereby  expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more series. The number of shares within any such series shall be designated by the Board of Directors in one or more resolutions, and the shares of each series so designated shall, except as set forth below, have such preferences with respect to the Common Stock and other series of Preferred Stock, and such other rights, qualifications, restrictions or limitations with respect to voting, dividends, conversion, exchange, redemption and any other matters, as may be set
    forth in one or more resolutions adopted  by the Board of Directors.   If
    and to the extent required by law, Articles of Amendment setting forth any such designations, preferences, rights, qualifications, restrictions or limitations shall be filed with the Georgia Secretary of State prior to the issuance of any shares of such series. All shares of Preferred Stock shall be identical, except the Board of Directors may, with respect to the establishment of each series of Preferred Stock, vary the following matters between series:

            (i) the distinctive designation of that series and the number of shares constituting that series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then outstanding) from time to time;

            (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

            (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; provided, however, that no share of Preferred Stock may have more than one vote;

            (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;
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            (v)   whether the  shares of that series shall be
    redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

            (vii) the rights of the  shares of  that series in the   event
    of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

         (C) The Board of Directors shall not create a sinking fund for the redemption or purchase of shares of any series of Preferred Stock unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of Preferred Stock shall either then exist or be created at the same time.

         2.2  VOTING RIGHTS.   (A)  Except as otherwise  provided in  this
    SECTION 2.2 or in SECTION 11.2 or as otherwise required by law, the holders of Class A Common Stock shall be entitled to one vote per share on all matters permitted or required to be voted on by the Corporation's shareholders, and the holders of Class B Common Stock shall be entitled to such number of votes per share on all matters permitted or required to be voted on by the Corporation's shareholders as provided in SECTION 2.2(B), as adjusted pursuant to SECTION 2.2(C). Except as otherwise required by law, the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters presented for a vote of the shareholders of the Corporation. The Class A Common Stock and Class B Common Stock shall not have cumulative voting rights (whether voting as separate voting groups or as a single voting group). The holders of the Preferred Stock shall have voting rights only to the extent, if any, provided by the Board of Directors pursuant to
    SECTION 2.1(B) or as otherwise required by law.

         (B) At all times prior to the Final Class B Date (as defined in SECTION 2.2(E)), the number of votes per share of Class B Common Stock at any particular meeting of the Corporation's shareholders shall be determined by the Board of Directors as of the record date for such meeting, and, subject to adjustment as provided in SECTION 2.2(C), at each such meeting the Class B Common Stock will be entitled to a number of votes per share sufficient to permit each Affiliated Group (as defined below) to cast 24 percent of the votes eligible to be cast at such meeting when the shares of Class B Common Stock owned by such Affiliated Group as of such record date are aggregated with the number of Designated Shares (as defined below) owned by such Affiliated Group as of such record date.

         (C) If any member of an Affiliated Group transfers any shares of Class B



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    Common  Stock to  any Person in  a transaction  which causes such shares of Class B Common Stock to convert to Class A Common Stock, then on each subsequent occasion that the number for such Affiliated Group of votes per share of Class B Common Stock is determined pursuant to
    SECTION 2.2(B), the calculation shall be made by substituting for 24 percent the product of (i) 24 percent, multiplied by (ii) a fraction the numerator of which is the total number of shares of Class B Common Stock owned by such Affiliated Group on such record date, and the denominator of which is the total number of shares of Class B Common Stock owned by such Affiliated Group on the Effective Date. The denominator shall be adjusted proportionately to account for any stock splits, stock dividends or combinations between the Effective Date and the date of such calculation.

         (D)  In  order   to  determine   the  number   of  votes attributable
    to the shares of Class B Common Stock with respect to any matter to be voted on by the shareholders of the Corporation, the Corporation will, at least ten days prior to the record date for such meeting, solicit from each Affiliated Group a certificate stating the number of shares of Class A Common Stock and Class B Common Stock owned by such group, and the Board of Directors will establish as of such record date, in accordance with such certificates, the number of votes per share to be allocated to the Class B Common Stock held by each Affiliated Group. If a requested certificate is not received by the Corporation from an Affiliated Group prior to the record date established by the Board of Directors, the votes of each share of Class B Common Stock owned by such group will be determined based on the records of the Corporation, provided that if such Affiliated Group which fails to deliver a certificate includes an officer of the Corporation, then each share of Class B Common Stock owned by such group will be deemed to have approximately one vote per share at the shareholders' meeting to which such record date relates.

         (E)  If all issued  and outstanding shares of the  Class B  Common
    Stock  are converted  into shares  of the  Class A Common  Stock   in
    accordance  with   the  provisions   of SECTION 2.3  or  otherwise  cease
    to be outstanding (the effective date of the conversion, retirement or other event resulting in the last share of Class B Common Stock ceasing to be outstanding shall be referred to herein as the "Final Class B Date"), such that there shall not be any issued and outstanding shares of Class
    B Common  Stock,  then  with respect  to  each   matter  submitted  to  a
    vote of the Corporation's shareholders after the Final Class B Date, the holders of the Class A Common Stock voting as a class shall be entitled to determine such matter, with each issued and outstanding share of Class A Common Stock entitled to one vote.


         (F) For purposes of this Article II, the following terms shall have the meanings specified with respect thereto below:
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              "Affiliated  Group"  means, separately, (i) the group
    consisting of Quilvest American Equity, Terbem Limited, TCRI Offshore Partners CV, Bobst Investment Corp., TCR International Partners, LP and their successors in interest and (ii) the group consisting of William Morton and any entity which is wholly owned by William Morton and/or members of his immediate family.

              "Designated Shares" means the number of shares of Class A Common Stock owned by an Affiliated Group as of an applicable record date; provided any such shares of Class A Common Stock in excess of the Designated Share Number for such Affiliated Group as of such record date shall not be deemed Designated Shares for purposes of determining the votes attributable to the Class B Common Stock as of such record date.

              "Designated Share Number" means, for an Affiliated Group as of an applicable record date, 888,000 reduced (but not below zero) by the excess, if any, of (i) the largest number of Long Term Held Shares owned by such Affiliated Group at any time from and after the Effective Time to and including such record date, over (ii) the number of shares of Class A Common Stock owned by such Affiliated Group as of such record date.

              "Long Term Held Shares" mean shares of Class A Common Stock owned by an Affiliated Group for more than two years (taking into account for this purpose the time of ownership of stock which was exchanged in one or more tax-free reorganizations of Class A Common Stock). All the shares of Class A Common Stock owned by, or issued to, each Affiliated Group at the time of the initial issuance of shares of Class B Common Stock to such Affiliated Group are Long Term Held Shares.

              "owned" means record ownership by, or ownership by a nominee on the sole behalf of, a member of an Affiliated Group.

              For purposes of all of the preceding definitions, all the numbers (including the number 888,000 in the definition of Designated Share Number) shall be adjusted proportionately for any stock splits, stock dividends or combinations between the Effective Date and the applicable record date.

         2.3 CONVERSION. (A) The Class A Common Stock shall not be convertible into shares of Class B Common Stock or any other securities of the Corporation.

         (B) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one (1) fully paid and non-assessable share of Class A Common Stock.

         (C) Each share of Class B Common Stock shall convert automatically and without further action into one (1) fully paid and non-assessable share of Class A Common Stock upon the earlier of (i) the transfer of such share, whether by sale,


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    assignment, gift, bequest, appointment, operation of law or otherwise, except in the case of a transfer of Class B Common Stock to another member of the holder's Affiliated Group, or (ii) ten years after the Effective Date. Upon any transfer to another member of the Affiliated Group, such transferee shall notify the Corporation and provide the Corporation with such information as the Corporation may reasonably request to enable it to determine whether the transferee is a member of the Affiliated Group. In the event of any dispute as to the status of the transferee, a majority of the entire Board of Directors shall, in good faith, decide such status and such decision shall be final.

         (D) The conversion rights, if any, of shares of the Preferred Stock shall be as provided by the Board of Directors pursuant to
    SECTION 2.1(B).

         (E) The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion, such number of shares of Class A Common Stock (or other securities) as may be issuable upon the conversion of all outstanding shares of Class B Common Stock and Preferred Stock, if applicable.

         2.4 CONVERSION PROCEDURE. (A) (i) Each voluntary conversion of shares of Class B Common Stock or Preferred Stock, if applicable, into shares of Class A Common Stock pursuant to SECTION 2.3(B), shall be effected by the surrender of the certificate or certificates representing the shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or, at the Corporation's election, at the office of the Corporation's designated transfer agent at any time during normal business hours, together with a written notice by the holder thereof stating that such holder desires to convert such shares, or a stated number of shares, represented by such certificate or certificates into Class A Common Stock.

            (ii)  Such conversion  shall be deemed to have  been effected  on
    the  date   on  which  such   certificate  or certificates have been
    surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock or Preferred Stock, if applicable, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (b) a certificate representing any Class B Common Stock or Preferred Stock, if applicable, which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion, but which was not converted.
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         (B) (i)  Promptly upon the occurrence of an event causing the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to SECTION 2.3(C), the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation, at such office: (a) stating that the shares are being converted pursuant to
    SECTION 2.3(C), (b) specifying the event giving rise to such conversion, (c) identifying the number of shares of Class B Common
    Stock being converted, and (d) setting out the name or names (with addresses) and denominations in which the certificate or certificates for shares of Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the shares of Class B Common Stock shall obligate the Corporation to issue such shares of Class A Common Stock, subject to SECTION 2.3(C). Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of such shares of Class
    B Common Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

            (ii) To the extent permitted by law, conversion pursuant to an event giving rise to automatic conversion of shares of Class B Common Stock pursuant to SECTION 2.3(C) shall be deemed to have been effected as of the date on which such event occurred (such time being referred to herein as the A Conversion Time). The Person (as defined below) entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the right of such Person as the holder of shares of Class B Common Stock shall cease and terminate as of the Conversion Time, in each case
    without regard to any failure by the  holder to deliver  the   certificates
    or the notice required by SECTION 2.4(B)(i). For purposes of these Articles of Incorporation, the term A Person shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

         (C) The issuance of certificates for shares of Class A Common Stock upon voluntary or automatic conversion pursuant to SECTION 2.3 shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

         (D) The Corporation shall not close its books against the transfer of Class B Common Stock or Preferred Stock, if applicable, or of Class A Common Stock issued or issuable upon conversion of Class B Common Stock in any manner which would interfere with the timely conversion thereof.
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         2.5  DIVIDENDS;  DISTRIBUTIONS.   (A)  Holders of  the Common  Stock
    shall be entitled to share ratably as a single class (i.e., an equal amount of cash or property for each share of Common Stock) in all dividends and other distributions of cash, property or shares of capital stock of the Corporation (other than stock dividends of Common Stock), other securities of the Corporation or any other Person or any other right or property as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         (B)  Dividends   or other  distributions payable in capital
    stock of the Corporation, including distributions pursuant to stock splits or divisions of capital stock of the Corporation, may be paid in shares of Common Stock, but shares of Class A Common Stock may be paid only to holders of Class A Common Stock, and shares of Class B Common
    Stock may be paid only to holders of Class B Common Stock, and the same number of such shares shall be paid in respect of each outstanding share of Common Stock.

         (C)  If  the  Corporation  in   any  manner  subdivides, combines or
    reclassifies the outstanding shares of one class of Common Stock, the
    outstanding  shares of the other  class of  Common  Stock   shall  be
    proportionately subdivided, combined or reclassified so that the number of shares of each of the classes of Common Stock outstanding immediately following such subdivision, combination or reclassification shall bear the same relationship to the number of shares of such classes
    outstanding  immediately  prior   to   such combination, subdivision or
    reclassification.

         2.6  CONSIDERATION ON  MERGER, CONSOLIDATION,  ETC.   In any  merger,
    consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

         2.7  LIQUIDATION;  DISSOLUTION.   In  the event of  any dissolution,
    liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation which has a liquidation preference over the Common Stock,the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock as a single class (i.e., an equal amount of assets for each share of Common Stock).

              B. A new Article XI, as set forth below in full, shall be added immediately following Article X of the Corporation's Articles of Incorporation:
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                                       XI

         11.1 RIGHT TO AMEND ARTICLES OF INCORPORATION. Except as provided in Section 11.2, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the Code, and all rights conferred upon the shareholders herein are granted subject to this reservation.

         11.2 CLASS A AND CLASS B VOTING POWER. Neither the Articles of Incorporation nor the Bylaws of the Corporation shall hereafter be amended to change, modify or limit the voting provisions with respect to Class A Common Stock or Class B Common Stock in any manner that would adversely affect thevoting rights of the holders of Class A Common Stock or Class B Common Stock set forth in SECTION 2.2, without the consent of a majority of the holders of the potentially affected class of Common Stock voting as a single voting group with each such share entitled to one vote; provided, however,that upon the occurrence of the Final Class B Date, these provisions shall be deemed to be automatically eliminated.

         11.3      RIGHT  TO AMEND  BYLAWS. Except  as otherwise provided in
    Section 11.2, the Bylaws of the Corporation may be adopted, amended or repealed in the manner now or hereafter prescribed by the Code.

         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed as of this 19th day of January, 1998.


                                    MLX CORPORATION


                                    By:/s/ Thomas C. Waggoner
                                       ----------------------
                                       Name:  Thomas C. Waggoner
                                       Title: Chief Executive Officer